                                                                     Exhibit 2.4

                  THIRD AMENDMENT TO THE ASSET PURCHASE AGREEMENT, dated as of May 22, 2001 (this "Amendment"), by and among Pinnacle Foods Corporation (formerly known as HMTF Foods Acquisition Corp.), a Delaware corporation ("Purchaser"), Vlasic Foods International Inc., a New Jersey corporation ("Seller"), VF Brands, Inc., a Delaware corporation and a wholly owned Subsidiary of Seller ("VFB"), Aligar, Inc., a Delaware corporation ("Aligar"), Cargal, Inc., a Delaware corporation ("Cargal"), Vlasic Foods Distribution Company, an Arkansas corporation ("VFDC"), Vlasic Standards, Inc., a New Jersey corporation ("VSI"), Vlasic Foods Canada, Inc., an Ontario corporation ("VFCI"), Vlasic International Brands, Inc., a Delaware corporation ("VIBI"), Vlasic International Sales Inc., a New Jersey corporation ("VISI" and, together with Seller, VFB, Aligar, Cargal, VFDC, VSI, VFCI, VIBI and any other subsidiary of Seller selling or assigning any assets to Purchaser pursuant to the Purchase Agreement (as defined below), "Sellers"). This Amendment amends the Asset Purchase Agreement, dated as of April 3, 2001, by and among Sellers and Purchaser (as previously amended and supplemented, the "Purchase Agreement"). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

                                    RECITALS:

                  WHEREAS, Sellers and Purchaser wish to amend the Purchase Agreement in the manner set forth in this Amendment.

                  NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE AMENDMENT

         Section 1.1 Amendment to the Purchase Agreement. Section 1.7(a) of the Purchase Agreement is hereby amended by adding the following provision as the last sentence thereto:

                  "Notwithstanding anything to the contrary contained herein, the Net Working Capital shall be calculated as if the accrued liabilities for franchise taxes, real property taxes, personal property taxes, and sales and use taxes, which are recorded in ledger accounts 340-010, 340-012, 340-013, and 340-014, shall in the aggregate equal $797,000.

         Section 1.2 Effect of Amendment. The parties acknowledge and agree that this Amendment is limited solely for the purposes and to the extent expressly set forth herein, and except as expressly modified hereby, this Amendment shall not be deemed to be an amendment to any other terms and conditions of the Purchase Agreement.

                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.1 Counterparts. This Amendment may be executed by the parties hereto in one or more separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         Section 2.2 Governing Law. THE AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO. The parties hereby agree that, without limitation of any party's right to appeal any order of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Amendment and to decide any claims or disputes which may arise or result from, or be connected with, this Amendment, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, actions, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                 VLASIC FOODS INTERNATIONAL INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President and Controller


                                 VF BRANDS, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 ALIGAR, INC.


                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    President


                                 CARGAL, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    President


                                 VLASIC FOODS DISTRIBUTION COMPANY



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer

                                 VLASIC STANDARDS, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 VLASIC FOODS CANADA, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Treasurer


                                 VLASIC INTERNATIONAL BRANDS, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 VLASIC INTERNATIONAL SALES INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 PINNACLE FOODS CORPORATION



                                 By:
                                           ------------------------------------
                                 Name:     Andrew S. Rosen
                                 Title:    Senior Vice President